Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in this Registration Statement on Form S1 of our report dated November 15, 2010 with respect to the audited  financial statements of Minerco Resources, Inc. for the years ended July 31, 2010 and July 31, 2009, and the period June 21, 2007 (inception) to July 31, 2010..

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP
MaloneBailey, LLP www.malone−bailey.com Houston, Texas
December 22, 2010